UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

November 10, 2021

Fox Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Named Executive Officer Employment Arrangements

On November 9, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Fox Corporation (the “Company”) unanimously approved an extension of the term of the employment and compensatory arrangements with the Company’s named executive officers through June 30, 2026 for Messrs. Lachlan K. Murdoch and Steven Tomsic, and through June 30, 2025 for Messrs. John P. Nallen and Viet D. Dinh. In addition, the Committee unanimously approved (a) an increase, beginning July 1, 2022, in the annual base salary and target annual equity award for Mr. Tomsic to $1,750,000 and $3,000,000, respectively; and (b) the elimination of each named executive officer’s opportunity to earn an annual bonus award and continued vesting of performance-based incentive equity awards following a termination for cause.

The foregoing description of the employment agreement amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement amendments, which will be filed as exhibits to the Company’s Form 10-Q for the quarter ending December 31, 2021 to be filed with the U.S. Securities and Exchange Commission.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on November 10, 2021. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters are set forth below.

Proposal 1: The following individuals were elected as directors:

Name	For	Against	Abstain	Broker Non-Votes
K. Rupert Murdoch AC	220,982,442	4,861,099	28,541	4,432,642
Lachlan K. Murdoch	214,967,126	10,405,208	499,748	4,432,642
William A. Burck	181,151,934	44,691,349	28,799	4,432,642
Chase Carey	222,063,505	3,782,249	26,328	4,432,642
Anne Dias	223,651,267	2,191,687	29,128	4,432,642
Roland A. Hernandez	223,647,757	2,195,060	29,265	4,432,642
Jacques Nasser AC	222,213,058	3,632,447	26,577	4,432,642
Paul D. Ryan	213,169,948	12,155,303	546,831	4,432,642

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 passed and was voted upon as follows:

For:	230,129,907
Against:	112,418
Abstain:	62,399

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, named executive officer compensation passed and was voted upon as follows:

For:	214,774,761
Against:	11,056,862
Abstain:	40,459
Broker Non-Votes:	4,432,642

Proposal 4: A stockholder proposal to disclose direct and indirect lobbying activities and expenditures did not pass and was voted upon as follows:

For:	96,280,597
Against:	127,807,259
Abstain:	1,784,226
Broker Non-Votes:	4,432,642

Proposal 5: A stockholder proposal to transition to a public benefit corporation did not pass and was voted upon as follows:

For:	2,415,527
Against:	222,610,754
Abstain:	845,801
Broker Non-Votes:	4,432,642

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ Viet D. Dinh
Name:	Viet D. Dinh
Title:	Chief Legal and Policy Officer

November 10, 2021